UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On March 19, 2013, Liberty Media Corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which it agreed to purchase from investment funds managed by, or affiliated with, Apollo Global Management LLC (“Apollo”), Oaktree Capital Management, L.P. (“Oaktree”) and Crestview Partners (collectively, the “Sellers”), an aggregate of (i) 26,858,577 shares of Class A common stock, par value $0.001 per share (the “Charter Common Stock”), of Charter Communications, Inc. (“Charter”) for a purchase price of $95.50 per share and (ii) warrants to purchase 947,094 shares of Charter Common Stock with an exercise price of $46.86 and warrants to purchase 136,202 shares of Charter Common Stock with an exercise price of $51.28 (such warrants, the “Warrants” and together with the shares of Charter Common Stock purchased, the “Purchased Interests”) for a purchase price per Warrant equal to $95.50 less the exercise price applicable to such Warrant. The purchase price for the Purchased Interests will be paid in cash.

The Company received customary representations and warranties from the Sellers, including that the board of directors of Charter (the “Board”) has duly adopted a resolution approving the Company as an “interested stockholder” under Section 203 of the Delaware General Corporate Law (“DGCL”). The Company gave the Sellers customary representations and warranties.

The parties to the agreement have agreed to use their reasonable best efforts to obtain approvals under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), and to cause the conditions to closing the transaction (the “Closing”) to be satisfied. In addition, the Sellers affiliated with Apollo and Oaktree have agreed to cause four of their designees on the Board to (i) stand for re-election at Charter's 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and (ii) prior to the Closing date, to resign as directors of Charter, effective upon the Closing. Pursuant to the Stockholders Agreement (as defined and further described below), Charter has agreed to appoint four of the Company's designees to the Board.

The Stock Purchase Agreement contains customary conditions to the Company's obligation to close, including the expiration or termination of any waiting periods under the HSR Act. In addition, the four specified director designees on the Board shall have been re-elected at the 2013 Annual Meeting and Charter shall not have implemented any takeover defense or similar agreement that would affect the Company's ability to hold or acquire additional shares of Charter Common Stock or that would adversely affect the membership of the Company's designees on the Board. The Sellers' obligation to close is subject to customary conditions.

The Stock Purchase Agreement contains customary termination provisions, including termination (i) by the Company may if the Stockholders Agreement (as defined below) has terminated by reason other than a breach caused by the Company and (ii) by any party if the closing has not occurred before May 24, 2013.

The transaction is expected to close in the second quarter of 2013. The above description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, which will be filed at a later date.

Stockholders Agreement

In connection with the Stock Purchase Agreement, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with Charter, dated as of March 19, 2013. The Stockholders Agreement includes the terms described below. The description of the Stockholders Agreement contained herein is qualified in its entirety by reference to the full text of that agreement, which will be filed at a later date.

Election and Appointment of the Company Designees

Four of the Sellers' designees to the Board, Bruce Karsh, Edgar Lee, Stan Parker, and Darren Glatt, are expected to resign in connection with the Closing. Subject to the determinations to be made by Charter as described below, Charter has agreed to appoint four designees of the Company to fill the vacancies to be created by these resignations. The Company has designated John C. Malone, Gregory B. Maffei, Nair Balan and Michael Huseby. It is a condition to Closing the transactions contemplated by the Stock Purchase Agreement that the Company's designees are appointed to the Board no later than contemporaneously with the Closing.

In addition, Charter has agreed to nominate the Company's designees for election at its 2014 and 2015 annual meetings of stockholders. However, Charter is under no obligation to appoint upon the Closing or nominate and recommend a proposed Company designee (other than Messrs. Malone and Maffei (or any person who succeeds Mr. Maffei as Chief Executive Officer of the Company)) if the majority of the directors (excluding the Company designees) determines, in good faith, that service by such nominee as a director would reasonably be expected to fail to meet certain requirements, including applicable stock exchange independence standards and Charter's Corporate Governance Guidelines. In the event of any such determination, the Company would be entitled to designate a replacement director for appointment or nomination. During the period specified in the Stockholders Agreement, the Company has agreed to vote its shares of Charter Common Stock in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board with respect to the election or removal of directors. The number of designees that the Company will be entitled to designate for nomination following the Closing will be determined based on the Company's then-ownership interest in Charter.

Charter can elect, by notice to the Company by the tenth business day of January 2016 to terminate the obligation to nominate the Company's designees to the Board and, in such event, the standstill provisions noted below will also terminate. Beginning in 2017, the Company and Charter will each have an annual right to terminate the Board nomination and standstill obligations by delivering notice to the other party of such termination by the tenth business day of January of such year.

Limitation on Share Ownership; Standstill

Subject to certain exceptions, the Company has agreed that it will not, directly or indirectly, acquire voting securities of Charter in excess of 35% prior to January 2016 and in excess of 39.99% thereafter (the “Ownership Limitation”). In addition, the Company is also, subject to certain exceptions, subject to certain customary standstill provisions that prohibit the Company from, among other things, engaging in any solicitation of proxies or consents relating to the election of directors, proposing a matter for submission to a vote of shareholders of Charter or calling a meeting of the shareholders of Charter or taking any action or making any public statement not approved by the Board to seek to control or influence the management, the Board or the policies of Charter.

The standstill limitations described above will cease to apply to the Company beginning in January 2016 if Charter elects to terminate its obligation to nominate the Company's designees for election at 2016 annual meeting of stockholders, as described above. In addition, the standstill limitations will cease to apply once the Company owns less than 5% of Charter Common Stock and upon termination by either party in 2017 and thereafter as described above.

DGCL 203 Waiver/Stockholder Rights Plan

Prior to the execution of the Stock Purchase Agreement, the Board approved the Company as an “interested stockholder” under Section 203 of the DGCL. In addition, Charter has agreed to not implement any other antitakeover defenses, including, the adoption of a poison pill, that would adversely affect the Company's ability to enjoy its rights of ownership with respect to the Purchased Interests, after taking into account the share ownership limitations described above.

Transfers to Third Parties; Exemptions Under any Future Shareholder Rights Plan

The Company is permitted to transfer its ownership interest in Charter to third parties. Charter has agreed to not adopt a poison pill that would preclude (i) the Company's accumulation of Charter's voting securities up to and including a percentage equal to or less than 39.99%, and (ii) in the event that the Company transfers all or such portion of its voting securities to a third party such that the Company holds less than 15% of the outstanding voting securities of Charter, such third party transferee's accumulation of Charter's voting securities up to and including a percentage less than or equal to 35%.

Termination

The Stockholders Agreement terminates upon certain events, including upon termination of the Stock Purchase Agreement prior to the Closing and under the events described above under Election and Appointment of Directors. If the Stockholders Agreement is terminated as described under Election and Appointment of Directors, the share ownership limitations described above and Charter's obligations described under Transfers to Third Parties; Exemptions Under any Future Shareholder Rights Plan above will continue.

Item 7.01. Regulation FD Disclosure.

On March 19, 2013, the Company and Charter issued a joint press release announcing their entry into the Stockholders Agreement and the Company's entry into the Stock Purchase Agreement with the Sellers. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release issued on March 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on March 19, 2013.